Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 30, 2008 relating to the consolidated financial statements which appears in Zap and its Subsidiaries Annual Report on Form 10-KSB for the year ended December 31, 2007.

         /s/ Bagell, Josephs, Levine & Company, LLC

Marlton, NJ
March 12, 2009